UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2007

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2007, Ener1, Inc. ("Ener1") sold securities with an aggregate purchase price of $32,000,000 under a Securities Purchase Agreement and a Registration Rights Agreement with certain investors related to 1) the sale by Ener1 of 64,000,000 shares of Ener1 unregistered common stock and 2) the issuance by Ener1 of warrants to purchase 57,600,000 shares of Ener1 unregistered common stock.

Under the terms of the Registration Rights Agreement, Ener1 is required to file a registration statement for the common stock and the common stock underlying the warrants with the Securities and Exchange Commission within 45 days of the closing and use its reasonable efforts to have the registration statement declared effective within 90 days of the closing, except that if the Commission reviews and has written comments to the filed registration statement that would require the filing of a pre-effective amendment thereto with the Commission, the Company must have the registration statement declared effective within 135 days of the closing.

The warrants have an exercise price of $0.75 per share and can be exercised for a period of 180 days following the closing.

Item 3.02 Unregistered Sales of Equity Securities.

On November 19, 2007, Morgan Stanley & Co., Incorporated purchased 28,500,000 shares of Ener1 common stock and warrants to purchase up to 25,650,000 shares of Ener1 common stock at a per share exercise price of $0.75 for an aggregate purchase price of $14,250,000.

On November 19, 2007, The Quercus Trust, David Gelbaum and Monica Chavez Gelbaum, Trustees purchased 20,000,000 shares of Ener1 common stock and warrants to purchase up to 18,000,000 shares of Ener1 common stock at a per share exercise price of $0.75 for an aggregate purchase price of $10,000,000.

On November 19, 2007, Mag & Co fbo Fidelity Commonwealth Trust: Fidelity Small Cap Stock Fund purchased 5,000,000 shares of Ener1 common stock and warrants to purchase up to 4,500,000 shares of Ener1 common stock at a per share exercise price of $0.75 for an aggregate purchase price of $2,500,000.

On November 19, 2007, LB I Group Inc purchased 4,000,000 shares of Ener1 common stock and warrants to purchase up to 3,600,000 shares of Ener1 common stock at a per share exercise price of $0.75 for an aggregate purchase price of $2,000,000.

On November 19, 2007, Enable Growth Partners LP purchased 2,850,000 shares of Ener1 common stock and warrants to purchase up to 2,565,000 shares of Ener1 common stock at a per share exercise price of $0.75 for an aggregate purchase price of $1,425,000.

On November 19, 2007, Credit Suisse Securities (USA) LLC purchased 2,000,000 shares of Ener1 common stock and warrants to purchase up to 1,800,000 shares of Ener1 common stock at a per share exercise price of $0.75 for an aggregate purchase price of $1,000,000.

On November 19, 2007, CD Investment Partners, Ltd. purchased 1,000,000 shares of Ener1 common stock and warrants to purchase up to 900,000 shares of Ener1 common stock at a per share exercise price of $0.75 for an aggregate purchase price of $500,000.

On November 19, 2007, Mag & Co fbo Fidelity Select Portfolios: Automobile Portfolio purchased 500,000 shares of Ener1 common stock and warrants to purchase up to 450,000 shares of Ener1 common stock at a per share exercise price of $0.75 for an aggregate purchase price of $250,000.

On November 19, 2007, Pierce Diversified Strategy Master Fund LLC, ena purchased 150,000 shares of Ener1 common stock and warrants to purchase up to 135,000 shares of Ener1 common stock at a per share exercise price of $0.75 for an aggregate purchase price of $75,000.

All of the security issuances described above were exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act of 1933, as sales not involving a public offering.

Item 7.01 Regulation FD Disclosure.

Ener1 issued a press release on November 20, 2007 announcing that it had completed a $32 million equity private placement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 SECURITIES PURCHASE AGREEMENT

Exhibit 10.2 REGISTRATION RIGHTS AGREEMENT

Exhibit 10.3 FORM OF WARRANT TO PURCHASE COMMON STOCK OF ENER1, INC.

Exhibit 99.1 Ener1 Press Release issued on November 20, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

November 20, 2007	By:	/s/ Gerard A. Herlihy

Name: Gerard A. Herlihy
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Form of Warrant dated November 19, 2007
99.1	Ener1 Press Release dated November 20, 2007